UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITES EXCHANGE ACT OF 1934


Date of Report (Date of earliest events reported) October 3, 2000
                                                  ----------------
                                                  October 2, 2000
                                                  ----------------


                      PUBLIC SERVICE COMPANY OF NEW MEXICO
             (Exact name of registrant as specified in its charter)


         New Mexico                                          85-0019030
 ---------------------------     Commission              ----------------------
(State or Other Jurisdiction     File Number 1-6986        (I.R.S. Employer
     of Incorporation)                       ------      Identification) Number)



  Alvarado Square, Albuquerque, New Mexico                      87158
  ----------------------------------------                      -----
  (Address of principal executive offices)                    (Zip Code)



                                 (505) 241-2700
                                 --------------

              (Registrant's telephone number, including area code)


                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item  5.   Other Event

The following is a press release recently issued by the Company and is being filed herewith as current event.

PNM Names New Chairman

ALBUQUERQUE, N.M. October 2, 2000 - Jeff Sterba, president and chief executive officer of PNM, Public Service Company of New Mexico (NYSE:PNM), has been elected Chairman of the company's Board of Directors.

"These are exciting times for PNM, and I'm pleased to be leading our company through a period of revolutionary change in our industry, " Sterba said. "We are expanding beyond our traditional base as a regulated electric and gas utility, building on our long experience in the wholesale power market and pursuing selected technology investments to become a competitive energy company.

"The PNM strategic plan is already producing solid results. Earnings and revenues are growing rapidly this year," Sterba continued. "Our challenge now is to continue to build on that success."

Sterba, 45, succeeds Benjamin F. Montoya, PNM president and chief executive officer from August 1993 until earlier this year and the company's chairman since 1999. Although stepping down as chairman, Mr. Montoya continues as a member of the PNM Board.

"Over  the  past  seven   years,   we  were  able  to  restore  the  company  to
profitability, reinstate our common stock dividend and regain an investment-grade credit rating," Montoya said. "I have worked closely with Jeff during those years, and I look forward to watching him build on those successes in the years to come."

PNM operates a combined electric and gas utility serving approximately 1.3 million people in New Mexico and sells power on the wholesale market. Avistar, a wholly-owned subsidiary of PNM, operates an advanced meter servicing business in California and Nevada, offers energy and water management solutions for government and institutional clients in the Southwest, and is assisting e-commerce provider AMDAX.com in launching an Internet-based energy auction system. PNM stock is traded primarily on the NYSE under the symbol PNM.

Statements made in this news release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. A number of factors, including weather, fuel costs, changes in supply and demand in the market for electric power, the performance of generating units and transmission system, and the actions of state and federal regulatory agencies including rulings pursuant to the Electric Utility Industry Restructuring Act of 1999 relating to restructuring and stranded cost recovery could cause PNM operating revenues and earnings to differ from results forecast in this press release. For a detailed discussion of the important factors affecting PNM, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 1999, Form 10-Q for the quarter ended June 30, 2000 and Form 8-K filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       PUBLIC SERVICE COMPANY OF NEW MEXICO
                                                    (Registrant)


Date:  October 3, 2000                            /s/ John R. Loyack
                                         ------------------------------------
                                                    John R. Loyack
                                         Vice President, Corporate Controller
                                             and Chief Accounting Officer
                                              (Officer duly authorized
                                                to sign this report)